SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 12, 2018

TYG SOLUTIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 West C Street, Suite 2040 San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

(858) 883-2642

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On April 12, 2018, TYG Solutions, Inc. (the “Company”) received a letter from PLS CPA, A Professional Corp. (“PLS CPA”), stating that PLS CPA had resigned as the Company’s independent registered public accounting firm.

PLS CPA did not perform any audits of the Company’s Financial Statements and did not prepare any reports with any going concern language.

During the Company’s two most recent fiscal years and subsequent interim period preceding suspension, there were no disagreements with PLS CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PLS CPA, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided a copy of this disclosure to PLS CPA, and requested that PLS CPA furnish the Company with a letter, within the time periods prescribed by Item 304(a)(3) of Regulation S-K of Securities and Exchange Act of 1934, addressed to the Securities and Exchange Commission stating whether PLS CPA agrees with the statements made by the Company and, if not, stating the respects in which PLS CPA does not agree.

A copy of PLS CPA’s response to this Report on Form 8-K is attached hereto as Exhibit 16.1.

ITEM 8.01 OTHER EVENTS.

Annual Report for the Year ended December 31, 2017.

The Company intends to file its annual report on Form 10-K for the year ended December 31, 2017, within the next 30 days.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from PLS CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYG SOLUTIONS CORP

Dated: April 18, 2018	By:	/s/ Robert T. Malasek
	Name:	Robert T. Malasek
Chief Financial Officer Director